Exhibit 3.7

1442

State of Minnesota

SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

I, Mary Kiffmeyer, Secretary of State of Minnesota, do certify that: Articles of Incorporation, duly signed and acknowledged under oath, have been filed on this date in the Office of the Secretary of State, for the incorporation of the following corporation, under and in accordance with the provisions of the chapter of Minnesota Statutes listed below.

This corporation is now legally organized under the laws of Minnesota.

Corporate Name: Deluxe Analytic Research Technologies, Inc.

Corporate Charter Number: 10M-604

Chapter Formed Under: 302A

This certificates has been issued on 02/09/1999.

Mary Kiffmeyer

Secretary of State

1443

10M-604

ARTICLE OF INCORPORATION OF DELUXE ANALYTIC RESEARCH TECHNOLOGIES, INC.

To form a Minnesota business corporation under and pursuant to the Minnesota Business Corporate Act, the following articles of incorporation are adopted:

ARTICLE 1. NAME

The name of the corporation is Deluxe Analytic Research Technologies, Inc.

ARTICLE 2. REGISTERED OFFICE

The address of the registered office of the corporation is 3680 Victoria St. N., Shoreview, Minnesota 55126

ARTICLE 3. AUTHORIZED SHARES

The aggregate number of authorized shares of the corporation par value $ 01 per share is 10,000,000. The shares of the corporation shall be divisible into such class and series each having such designations, voting rights and other rights and preferences and being subject to such restrictions as the Board of Directors may, consistent with these articles of incorporation, from time to time establish, fix and determine. Unless otherwise designated by the Board of Directors, all issued shares shall be shares of common stock with equal rights and preferences. Shares of any class or series of the corporation, including shares of any class or series which are then outstanding, may be issued to the holders of shares of another class or series of the corporation, whether to effect a share dividend or split, including a reverse share split, or otherwise, without the authorization, approval or vote of the holders of shares of any class or series of the corporation.

ARTICLE 4. INCORPORATOR

The name and address of the incorporator, who is a natural person of full age is:

NAME	ADDRESS
Stephen L. Peterson	3680 Victoria Street North
Shoreview, Minnesota 55126

005342

1444

ARTICLE 5. NO CUMULATIVE VOTING

There shall be no cumulative voting by the shareholders of the corporation.

ARTICLE 6. NO PREEMPTIVE RIGHTS

The shareholders of the corporation shall not have any preemptive rights to subscribe for or acquire securities or rights to purchase securities of any class, kind, or series of the corporation.

ARTICLE 7. ELECTION OF DIRECTORS

The initial member of the Board of Directors of the corporation shall be John A. Blanchard III, whose address is 3680 Victoria St. N., Shoreview, Minnesota 55126.

ARTICLE 8. WRITTEN ACTION BY DIRECTORS

An action required or permitted to be taken at a meeting of the Board of Directors of the corporation may be taken by a written section signed, or counterparts of a written action signed in the aggregate, by all of the directors unless [ILLEGIBLE] need not be approved by the shareholders of the corporation, in which case [ILLEGIBLE] may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors that would be required to take the same action at a meeting of the Board of Directors of the corporation at which all of the directors were present.

ARTICLE 9. DIRECTOR LIABILITY

To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be liable in this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article 8 by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal [ILLEGIBLE] modification.

Dated: February 5, 1999

/s/ Stephen L. Peterson
Stephen L. Peterson

STATE OF MINNESOTA DEPARTMENT OF STATE FILED FEB-9 [ILLEGIBLE] Mary Kiffmeyer Secretary of State

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

DELUXE ANALYTIC RESEARCH TECHNOLOGIES, INC.

1.	The name of the corporation is Deluxe Analytic Research Technologies, Inc.

2.	The following is the full text of the amendment to the Articles of Incorporation of Deluxe Analytic Research Technologies, Inc.:

RESOLVED, That Article 1 of the Articles of Incorporation is hereby amended in its entirety to read as follows:

“Article 1. Name. The name of the corporation shall be ANALYTIC RESEARCH TECHNOLOGIES, INC.”

FURTHER RESOLVED, that the foregoing change will be effective upon the date of filing with the Office of the Minnesota Secretary of State.

3.	The foregoing amendment was adopted according to Chapter 302A of the Minnesota Business Corporation Act.

IN WITNESS WHEREOF, the undersigned, the Secretary of Deluxe Analytic Research Technologies, Inc., being duly authorized on behalf of Deluxe Analytic Research Technologies, Inc., has executed as of March 31, 2000.

/s/ Steven F. Coleman
Name: Steven F. Coleman
Title: Secretary

STATE OF MINNESOTA DEPARTMENT OF STATE FILED [ILLEGIBLE] Mary Kiffmeyer Secretary of State

048623

00000274

THE STATE OF MINNESOTA [SEAL]	10M-604 AGEO MINNESOTA SECRETARY OF STATE	23999330003
NOTICE OF CHANGE OF
REGISTERED OFFICE/REGISTERED AGENT

Read the instructions before completing this form.

1.	Entity Name:

Analytic Research Technologies, Inc.

2.	Registered Office Address: List a complete street address or rural route and rural route box number.

(A post office box by itself is not acceptable)

100 S. Fifth St., Ste.1075	Minneapolis	MN	55402
Street	City	State	Zip Code

3.	Registered Agent (Registered agents are required for foreign entities, but optional for Minnesota entities):

CT Corporation System

If you do not wish to designate an agent, you must list “NONE” in this box. DO NOT LIST THE ENTITY NAME.

In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 308B, 317A.123 or 322B.135, I certify that the above listed company has resolved to change the entity’s registered office and/or agent as listed above.

I certify that I am authorized to execute this notice and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this notice under oath.

STATE OF MINNESOTA DEPARTMENT OF STATE FILED JUN 18 2007 Mark Ritchie Secretary of State
Signature of Authorized Person
Name & Telephone Number of a Contact Person:
Susan Cheeseman		(480-)629-7715
Name	please print legibly	Telephone

Filing Fee payable to the MN Secretary of State

Profit Minnesota Corporations, Cooperatives and Limited Liability Companies: $35.00.

Minnesota Nonprofit Corporations: No $35.00 fee is due, unless you are adding, removing or changing the agent.

Non-Minnesota Corporations: $50.00.